Exhibit 1.1

STAG INDUSTRIAL, INC.

(a Maryland corporation)

8,750,000 Shares of Common Stock

UNDERWRITING AGREEMENT

Dated: January 13, 2020

STAG Industrial, Inc.

(a Maryland corporation)

8,750,000 Shares of Common Stock

($0.01 par value per share)

UNDERWRITING AGREEMENT

January 13, 2020

BofA Securities, Inc.

Wells Fargo Securities, LLC

as Representatives of the several Underwriters

BofA Securities, Inc.

as Forward Seller

Bank of America, N.A.

as Forward Purchaser

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152

c/o Bank of America, N.A.

One Bryant Park

New York, New York 10036

Attention: Rohan Handa

Ladies and Gentlemen:

Each of STAG Industrial, Inc., a Maryland corporation (the “Company”), STAG Industrial Operating Partnership, L.P., a Delaware limited partnership and the Company’s operating partnership (the “Operating Partnership”), and BofA Securities, Inc. (in its capacity as seller of Borrowed Securities (as defined below), the “Forward Seller”), at the Company’s request in connection with a letter agreement (the “Initial Forward Sale Agreement”) between the Company and Bank of America, N.A. (in such capacity, the “Forward Purchaser”) relating to the forward sale by the Company, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in the Initial Forward Sale Agreement), of a number of shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”) equal to the applicable number of Borrowed Underwritten Securities (as defined below) sold by the Forward Seller pursuant to this Agreement, confirms its agreement with BofA Securities, Inc., Wells Fargo Securities, LLC and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom BofA Securities, Inc. and Wells Fargo Securities, LLC are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of an aggregate of 5,600,000 shares of Common Stock (the “Primary Securities”), (ii) the sale by the Forward Seller and the Company and the purchase by the Underwriters, acting severally and not jointly, of an aggregate of 3,150,000 shares of Common Stock and (iii) the grant by each of the Forward Seller and the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 1,312,500 additional shares of Common Stock. The Primary Securities, the Forward Underwritten Securities (as defined below) and the Option Securities (as defined below) are herein referred to collectively as the “Securities.”

The Primary Securities, the Borrowed Underwritten Securities (as defined below) and the Company Top-Up Underwritten Securities (as defined below) are herein referred to collectively as the “Initial Securities.” The shares of Common Stock to be sold by the Forward Seller pursuant to Section 2(a)(ii) are herein referred to as the “Borrowed Underwritten Securities.” The Borrowed Underwritten Securities and the Company Top-Up Underwritten Securities are herein referred to collectively as the “Forward Underwritten Securities.” The shares of Common Stock to be sold by the Forward Seller pursuant to Section 2(b) are herein referred to as the “Borrowed Option Securities.” The Borrowed Option Securities, the Company Option Securities (as defined below) and the Company Top-Up Option Securities (as defined below) are herein referred to collectively as the “Option Securities.” The Borrowed Underwritten Securities and the Borrowed Option Securities are herein referred to collectively as the “Borrowed Securities.” References herein to the “Forward Sale Agreement” are to the Initial Forward Sale Agreement and/or any Additional Forward Sale Agreement (as defined below) as the context requires.

The Company and the Operating Partnership understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives, the Forward Purchaser and the Forward Seller deem advisable after this Agreement has been executed and delivered.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-229661) covering the public offering and sale of certain securities, including the Securities, under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement became effective upon filing under Rule 462(e) under the 1933 Act Regulations (“Rule 462(e)”). Such registration statement as of any time, means such registration statement as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act or otherwise and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the 1933 Act Regulations (“Rule 430B”), is referred to herein as the “Registration Statement;” provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of such registration statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act or otherwise and the documents otherwise deemed to be a part thereof as of such time pursuant to the Rule 430B. Each preliminary prospectus supplement and the base prospectus contained in the Registration Statement used in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act or otherwise, are collectively referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus supplement and base prospectus relating to the Securities in accordance with the provisions of Rule 424(b) under the 1933 Act Regulations (“Rule 424(b)”). The final prospectus supplement and base prospectus, in the form first furnished or made available to the Underwriters, the Forward Purchaser and the Forward Seller for use in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act or otherwise, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

As used in this Agreement:

“Applicable Time” means 6:25 P.M. (Eastern time), on January 13, 2020 or such other time as agreed by the Company, the Representatives, the Forward Purchaser and the Forward Seller.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent preliminary prospectus relating to the Securities (including any documents incorporated therein by reference) that is distributed to investors prior to the Applicable Time and the information included on Schedule B hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433), as evidenced by its being specified in Schedule C hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “1934 Act”), incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.

SECTION 1. Representations and Warranties.

(a)           Representations and Warranties by the Company and the Operating Partnership. Each of the Company and the Operating Partnership, jointly and severally, represents and warrants to each Underwriter, the Forward Purchaser and the Forward Seller as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with each Underwriter, the Forward Purchaser and the Forward Seller, as follows:

(i)               Status as a Well-Known Seasoned Issuer; (A) At the time of filing the Registration Statement on February 13, 2019, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the 1933 Act Regulations) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the 1933 Act Regulations, and (D) as of the Applicable Time, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act (“Rule 405”), and was not and is not an “ineligible issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement.” The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the 1933 Act Regulations objecting to the use of the automatic shelf registration statement form. The Company has paid, or if the Prospectus has not yet been filed with the Commission will pay, the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) under the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of the Prospectus).

(ii)              Registration Statement and Prospectuses. The Registration Statement became effective upon filing under Rule 462(e) on February 13, 2019, and any post-effective amendment thereto also became effective upon filing under Rule 462(e). No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge (without further inquiry), contemplated. The Company has complied with each request (if any) from the Commission for additional information with respect to the Registration Statement.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and at each deemed effective date with respect to the Underwriters and the Forward Seller pursuant to Rule 430B(f)(2) under the 1933 Act Regulations, complied in all material respects at the time it became effective with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus (including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto), any supplement thereto or any prospectus wrapper prepared in connection therewith, and the Prospectus complied and will comply in all material respects at the time it was filed with the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus and the Prospectus delivered to the Underwriters and the Forward Seller for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”).

(iii)             Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at the times they became effective, on the date hereof, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package, any individual Issuer Limited Use Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto (including any prospectus wrapper)), made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives, the Forward Purchaser or the Forward Seller expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information under the heading “Underwriting—Electronic Distribution” in the Prospectus (the “Underwriter Information”).

(iv)             Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus including any document incorporated or deemed incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

(v)              Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking into account any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(vi)             Testing-the-Waters Communication. Neither the Company nor the Operating Partnership has (A) engaged in any Testing-the-Waters Communication (as defined below) or (B) authorized anyone other than the Representatives to engage in Testing-the-Waters Communications; the Company has not distributed any Written Testing-the-Waters Communications (as defined below). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the 1933 Act or Rule 163B promulgated under Section 5 of the 1933 Act. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a “written communication” within the meaning of Rule 405.

(vii)            Independent Accountants. The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Company Accounting Oversight Board.

(viii)           Financial Statements; Non-GAAP Financial Measures. The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statements of operations, equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as noted therein. The supporting schedules, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein. Any selected financial data and summary financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. The financial statements, including any statement of revenues and certain expenses, of the businesses or properties acquired or proposed to be acquired, if any, included in, or incorporated by reference into, the Registration Statement or the Prospectus present fairly in all material respects the information set forth therein, have been prepared in conformity with GAAP applied on a consistent basis and otherwise have been prepared in accordance with the applicable financial statement requirements of Rule 3-05 or Rule 3-14 of Regulation S-X with respect to real estate operations acquired or to be acquired. In addition, any pro forma financial statements and the related notes thereto, if any, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein, have been prepared in all material respects in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. No other historical or pro forma financial statements or supporting schedules of the Company or any of its subsidiaries are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.

(ix)              No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise (including all of the properties of the Company and its subsidiaries), whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to such entities considered as one enterprise or incurred any liability or obligation, direct or contingent, that is material to such entities considered as one enterprise, and (C) except for regular monthly or quarterly dividends on the Common Stock, the Company’s 6.875% Series C Cumulative Redeemable Preferred Stock, par value $0.01 per share, and distributions on limited partnership interests in the Operating Partnership (“OP Units”) and LTIP units in the Operating Partnership (“LTIP Units”), in each case in amounts per share or unit that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company or any of its subsidiaries on any class of the capital stock or other equity interest of such entities.

(x)               Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement and the Forward Sale Agreement and, as the sole member of the sole general partner of the Operating Partnership, to cause the Operating Partnership to enter into and perform the Operating Partnership’s obligations under this Agreement and the Forward Sale Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(xi)              Good Standing of the Operating Partnership. The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware and has partnership power and authority to own or lease, as the case may be, and to operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement and the Forward Sale Agreement; and the Operating Partnership is duly qualified as a foreign partnership to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. The Company is the sole member of the sole general partner of the Operating Partnership. The aggregate percentage interests of the Company and the limited partners in the Operating Partnership are set forth in the Registration Statement, the General Disclosure Package and the Prospectus. The Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of April 20, 2011, as amended by the First Amendment thereto, dated as of November 2, 2011, the Second Amendment thereto, dated as of April 16, 2013, and the Third Amendment thereto, dated as of March 17, 2016, is in full force and effect.

(xii)             Good Standing of Subsidiaries. Each subsidiary of the Company has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, except where the failure to be in good standing would not result in a Material Adverse Effect, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. Each subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. All of the issued and outstanding capital stock or other ownership interests of each subsidiary has been duly authorized and validly issued, is (as applicable) fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, other than (A) as described in the Registration Statement, the General Disclosure Package and the Prospectus, (B) any security interest, mortgage, pledge, lien, encumbrance, claim or equity in connection with indebtedness described in the Registration Statement, the General Disclosure Package and the Prospectus and (C) any security interest, mortgage, pledge, lien, encumbrance, claim or equity that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the outstanding shares of capital stock or other ownership interests of any subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary. The Company does not own or control, directly or indirectly, any corporation, association or other entity that is or will be a “significant subsidiary” (within the meaning of Rule 1-02(w) of Regulation S-X) other than the entities listed on Exhibit D hereto. For the purposes of this Agreement, “subsidiary” means each direct and indirect subsidiary of the Company, including, without limitation, the Operating Partnership.

(xiii)            Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus (except for subsequent issuances, if any, (A) pursuant to this Agreement or the Forward Sale Agreement, (B) pursuant to reservations, agreements or employee benefit plans or dividend reinvestment or stock purchase plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) pursuant to the exercise, redemption, or exchange of convertible or exchangeable securities, options or warrants referred to in the Registration Statement, the General Disclosure Package and the Prospectus, including OP Units or LTIP Units or (D) unregistered issuances not required to be disclosed pursuant to the 1934 Act, the 1933 Act or any regulation promulgated thereunder). The issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company. The issued and outstanding OP Units have been duly authorized for issuance by the Operating Partnership to the Company and are validly issued and fully paid. The issuance of such OP Units was exempt from registration or qualification under the 1933 Act and applicable state securities laws. None of such OP Units were issued in violation of the preemptive or other similar rights of any securityholder of the Operating Partnership or any other person or entity. The OP Units to be issued by the Operating Partnership to the Company in connection with the contribution of the net proceeds received by it from the issuance, sale and delivery of the Securities and any additional shares of Common Stock issuable pursuant to the Forward Sale Agreement (assuming Physical Settlement (as defined in the applicable Forward Sale Agreement)) to the Operating Partnership will be, on or prior to the Closing Time, duly authorized for issuance by the Operating Partnership to the holders thereof and at the Closing Time or upon settlement of the applicable Forward Sale Agreement, as applicable, will be validly issued and fully paid. The issuance of such OP Units will be exempt from registration or qualification under the 1933 Act and applicable state securities laws. None of such OP Units to be issued will be in violation of the preemptive or other similar rights of any securityholder of the Operating Partnership or any other person or entity. Except as set forth in the Registration Statement, General Disclosure Package and the Prospectus, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for shares of the Company’s or its subsidiaries’ capital stock, including OP Units or other ownership interests of the Operating Partnership.

(xiv)           Authorization of the Agreement and the Forward Sale Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership. The Initial Forward Sale Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership and upon authorization, execution and delivery of such agreement by the Forward Purchaser, will be a legal, valid and binding obligation of the Company and the Operating Partnership, enforceable against the Company and the Operating Partnership in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights and remedies generally or general principles of equity and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law. Each Additional Forward Sale Agreement, if any, will be duly authorized, executed and delivered by the Company and the Operating Partnership and upon authorization, execution and delivery of such agreement by the Forward Purchaser, will be a legal, valid and binding obligation of the Company and the Operating Partnership, enforceable against the Company and the Operating Partnership in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights and remedies generally or general principles of equity and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law.

(xv)            Authorization and Description of Securities. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; and the issuance of the Securities is not subject to the preemptive rights, resale rights, rights of first refusal or other similar rights of any securityholder of the Company. The Common Stock conforms in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same. No holder of Securities will be subject to personal liability solely by reason of being such a holder. The form of certificate used to evidence the Securities will be in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement. The Company has duly authorized and reserved for issuance pursuant to the Forward Sale Agreement 8,925,000 shares of Common Stock. When issued and delivered by the Company pursuant to the Forward Sale Agreement against payment of the consideration required to be paid by the Forward Purchaser pursuant to the terms of the applicable Forward Sale Agreement, the shares of Common Stock issuable pursuant to the applicable Forward Sale Agreement will be validly issued, fully paid and non-assessable, and the issuance of such shares of Common Stock is not and will not be subject to the preemptive rights, resale rights, rights of first refusal or other similar rights of any securityholder of the Company.

(xvi)           Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale by the Company under the 1933 Act in connection with the issuance and sale of the Securities or any additional shares of Common Stock issuable pursuant to the Forward Sale Agreement.

(xvii)          Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (A) in violation of its charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the Forward Sale Agreement by the Company and the Operating Partnership, as applicable, and their consummation of the transactions contemplated herein and therein, as applicable, and in the Registration Statement, the General Disclosure Package and the Prospectus (including the Company’s issuance and sale of the Securities and any additional shares of Common Stock issuable pursuant to the Forward Sale Agreement and its use of the net proceeds therefrom as described therein under the caption “Use of Proceeds”) have been duly authorized by all necessary corporate or other action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity (except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect) or the provisions of the charter, by-laws or similar organizational document of the Company or any of its subsidiaries. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xviii)          Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(xix)            Employee Benefits. (A) The Company and each of its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); (B) no “reportable event” (as defined in ERISA) has occurred with respect to any “employee benefit plan” (as defined in ERISA) for which the Company or any of its subsidiaries or ERISA Affiliates would have any liability; (C) the Company and each of its subsidiaries or their ERISA Affiliates have not incurred and do not reasonably expect to incur liability under Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan”; and (D) each “employee benefit plan” for which the Company and each of its subsidiaries or any of their ERISA Affiliates would have any liability that is intended to be qualified under Section 401(a) of the U.S. Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively the “Code”) is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; except, in the cases of (A), (B), and (C), as would not reasonably be expected to have a Material Adverse Effect. “ERISA Affiliate” means, with respect to the Company or any of its subsidiaries, any member of any group of organizations described in Sections 414(b), (c) or (m) of the Code or Section 4001(b)(1) of ERISA of which the Company or such subsidiary is a member.

(xx)             Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened against the Company or any subsidiary which is required to be disclosed in the Registration Statement, or which would reasonably be expected to result in a Material Adverse Effect, or would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the Forward Sale Agreement or the performance by the Company and its subsidiaries of their obligations thereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(xxi)            Accuracy of Descriptions. The statements in the Registration Statement, the General Disclosure Package and the Prospectus under the headings “Prospectus Supplement Summary—The Offering,” “Description of Capital Stock,” “Certain Provisions of Maryland Law and of Our Charter and Bylaws” “Material Federal Income Tax Considerations,” and “Underwriting” insofar as such statements summarize legal matters, agreements, documents, proceedings or affiliate transactions discussed therein, are accurate and fair summaries of such legal matters, agreements, documents, proceedings or affiliate transactions in all material respects.

(xxii)           Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xxiii)          Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company or any subsidiary of its obligations under this Agreement or the Forward Sale Agreement, in connection with its offering, the issuance or sale of the Securities hereunder, the issuance or sale of any additional shares of Common Stock issuable pursuant to the Forward Sale Agreement or its consummation of the transactions contemplated by this Agreement or the Forward Sale Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the New York Stock Exchange, state securities laws or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xxiv)          Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxv)           Title to Personal Property. The Company and its subsidiaries have good and marketable title to, or have valid and marketable rights to lease or otherwise use, all items of personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (A) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (B) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(xxvi)          Property. (A) The Company and its subsidiaries have good and marketable fee simple title (or in the case of ground leases, a valid leasehold interest) to all real property owned by them and the improvements (exclusive of improvements owned by tenants or by landlords, if applicable) located thereon, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (i) are described in the Registration Statement, the General Disclosure Package and the Prospectus, (ii) will not, singly or in the aggregate, materially affect the value of such property and do not interfere in any material respect with the use made and proposed to be made of such property by the Company or any of its subsidiaries or (iii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (B) except as otherwise set forth in or described in the Registration Statement, the General Disclosure Package and the Prospectus and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all of the leases and subleases of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries hold properties described in the Registration Statement, the General Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease; (C) except as otherwise set forth in or described in the Registration Statement, the General Disclosure Package and the Prospectus and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the mortgages and deeds of trust encumbering the properties of the Company and its subsidiaries are not convertible into debt or equity securities of the entity owning such property or of the Company or any of its subsidiaries, and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not owned directly or indirectly by the Company or its subsidiaries; (D) none of the Company or any of its subsidiaries has received from any Governmental Entities any written notice of any condemnation of or zoning change affecting the properties of the Company and its subsidiaries or any part thereof, and none of the Company or any of its subsidiaries knows of any condemnation or zoning change affecting the properties of the Company and its subsidiaries which is threatened and, in each case, which if consummated would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (E) each of the properties of the Company and its subsidiaries complies with all applicable codes, ordinances, laws and regulations (including without limitation, building and zoning codes, laws and regulations and laws relating to access to the properties of the Company and its subsidiaries), except for failures to the extent disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and except for such failures to comply that would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect; (F) neither the Company nor any subsidiary has received written notice of proposed material special assessment or any proposed change in any property tax, zoning or land use law or availability of water affecting any property that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and (G) to the knowledge of the Company and its subsidiaries, except as set forth in or described in the Registration Statement, the General Disclosure Package and the Prospectus or reflected in the pro forma financial statements, and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there are no uncured events of default, or events that with the giving of notice or passage of time, or both, would constitute an event of default, by any tenant under any of the terms and provisions of the leases.

(xxvii)        Title Insurance. Title insurance in favor of the Company, the Operating Partnership and the subsidiaries has been obtained with respect to each property owned by any such entity, except where the failure to maintain such title insurance would not have a Material Adverse Effect.

(xxviii)        Mortgages; Deeds of Trust. The Company has provided to the Representatives, the Forward Purchaser and the Forward Seller true and complete copies of all credit agreements, mortgages, deeds of trust, guaranties, side letters, and other documents evidencing, securing or otherwise relating to any secured or unsecured indebtedness of the Company or any of its subsidiaries (collectively, the “Loan Documents”), and none of the Company and its subsidiaries that is party to any of the Loan Documents is in default thereunder, nor has an event occurred which with the passage of time or the giving of notice, or both, would become a default by any of them under any of the Loan Documents, except as otherwise set forth in the Registration Statement, the General Disclosure Package and the Prospectus, and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxix)           Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials, mold or any hazardous materials as defined by or regulated under any Environmental Laws, as defined below (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws. Except as otherwise set forth in the Registration Statement, the General Disclosure Package and the Prospectus, and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to the knowledge of the Company and the Operating Partnership, there have been no and are no (A) aboveground or underground storage tanks; (B) polychlorinated biphenyls (“PCBs”) or PCB-containing equipment; (C) asbestos or asbestos containing materials; (D) lead based paints; (E) mold or other airborne contaminants; or (F) dry-cleaning facilities in, on, under, or about any property owned, directly or indirectly by the Company or its subsidiaries. In the ordinary course of their business, upon the acquisition of a new property, the Company and its subsidiaries review the effect of Environmental Laws on such acquisition property, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of the property or compliance with Environmental Laws, or any permit, license or approval related to Environmental Laws, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company and its subsidiaries have reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(xxx)           Accounting Controls and Disclosure Controls. The Company and each of its consolidated subsidiaries maintain internal control over financial reporting (as defined under Rule 13-a15 and Rule 15d-15 under the 1934 Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that: (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company’s internal control over financial reporting and disclosure controls and procedures are effective at a reasonable assurance level to perform the functions for which they were designed and established. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxxi)           Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxxii)          Federal Tax Status. Commencing with its taxable year ended December 31, 2011, the Company has been organized, owned and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code. The organization, ownership and method of operation of the Company as described in the Registration Statement, the General Disclosure Package and the Prospectus will enable the Company to meet the requirements for qualification and taxation as a REIT under the Code for the Company’s taxable years ending December 31, 2020 and thereafter. The Company has qualified as a REIT under the Code for the Company’s taxable year ended December 31, 2019 and intends to so qualify thereafter, and the Company does not know of any event that would reasonably be expected to cause the Company to fail to qualify as a REIT under the Code during any such time. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization, ownership and method of operation set forth in the Registration Statement, the General Disclosure Package and the Prospectus are true, correct and complete in all material respects. The Operating Partnership has been, is and will be treated as a partnership within the meaning of Sections 7701(a)(2) and 761(a) of the Code and not as a publicly traded partnership taxable as a corporation under Section 7704 of the Code.

(xxxiii)         Payment of Taxes. The Company and its current (and, with respect to (A) and (B), former) subsidiaries (A) have paid all material federal, state, local and non-U.S. taxes (whether imposed directly, through withholding or otherwise and including any interest, additions to tax or penalties applicable thereto) required to be paid through the date hereof, other than those being contested in good faith by appropriate proceedings and for which adequate reserves have been provided on the books of the applicable entity, (B) have timely filed all material tax returns or extensions thereof required to be filed through the date hereof, and all such tax returns are correct and complete in all material respects and (C) have established adequate reserves for all material taxes that have accrued but are not yet due and payable. The charges, accruals and reserves on the books of the Company and its subsidiaries in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect. No tax deficiency has been asserted against the Company or any of its current or former subsidiaries, nor does any such entity know of any tax deficiency that is likely to be asserted and, if determined adversely to any such entity, would reasonably be expected to have a Material Adverse Effect.

(xxxiv)        Transfer Taxes. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no transfer taxes or other similar fees or charges under federal law or the laws of any state or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement and the Forward Sale Agreement or the issuance or sale by the Company of the Securities and any additional shares of Common Stock issuable pursuant to the Forward Sale Agreement.

(xxxv)         Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated or proposed to be operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any subsidiary therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xxxvi)        Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance (including environmental insurance), with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business and in such amounts as is commercially reasonable for the value of the properties owned, in the aggregate, by the Company and its subsidiaries, and all such insurance is in full force and effect. Neither the Company nor the Operating Partnership has any reason to believe that it or any subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.

(xxxvii)       Investment Company Act. Neither the Company, the Operating Partnership nor any subsidiary is required, or upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom or from the Forward Sale Agreement as described in the Registration Statement, the General Disclosure Package and the Prospectus will be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.

(xxxviii)      Actively Traded Security. The shares of Common Stock are “actively traded securities” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(xxxix)         Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the 1934 Act.

(xl)              Foreign Corrupt Practices Act. None of the Company, any of its subsidiaries, or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of such entity is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA, and the Company has instituted and maintains policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance by the Company and its subsidiaries therewith.

(xli)             Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any subsidiary with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xlii)              No Conflict with OFAC Laws. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representatives of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the net proceeds received by it from the issuance, sale and delivery of the Securities and any additional shares of Common Stock issuable pursuant to the Forward Sale Agreement (assuming Physical Settlement), or lend, contribute or otherwise make available such net proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(xliii)            Distribution of Offering Material. The Company and its subsidiaries have not distributed, and prior to the later of the Closing Time and the completion of the distribution of the Securities, will not distribute, any offering material in connection with the offering or sale of the Securities other than any preliminary prospectus, the Prospectus, any issuer free writing prospectus, or any other materials, if any, permitted by the 1933 Act.

(xliv)            Restrictions on Distributions. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any distributions to the Company or the Operating Partnership, from making any other distribution on such subsidiary’s equity interests or from repaying to the Company any loans or advances to such subsidiary from the Company, except as described in or contemplated by the Registration Statement, the General Disclosure Package and the Prospectus.

(xlv)              No Finder’s Fee. Except for the Underwriters’ discounts and commissions payable by the Company to the Underwriters in connection with the offering of the Securities contemplated herein or as otherwise disclosed in the General Disclosure Package and the Prospectus, the Company has not incurred any liability for any brokerage commission, finder’s fees or similar payments in connection with the offering of the Securities contemplated hereby.

(xlvi)             Listing on NYSE. At the Closing Time, the Securities and the maximum number of additional shares of Common Stock issuable pursuant to the Forward Sale Agreement will be duly listed and admitted and authorized for trading on the New York Stock Exchange, subject only to official notice of issuance.

(xlvii)           Absence of Certain Relationships. No relationship, direct or indirect, exists between or among the Company or its subsidiaries, on the one hand, and the directors, officers or stockholders of the Company, on the other hand, which is required to be described in the Registration Statement, the General Disclosure Package or the Prospectus which is not so described. The Company has not, directly or indirectly, including through any subsidiary, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any executive officer of the Company or the Operating Partnership, or to or for any family member or affiliate of any director or executive officer of the Company or the Operating Partnership.

(xlviii)           No Integration. Neither the Company nor the Operating Partnership has sold or issued any securities that would be integrated with the offering of Securities pursuant to the 1933 Act and the 1933 Act Regulations or the interpretations thereof by the Commission.

(xlix)              Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company (A) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter, the Forward Purchaser or the Forward Seller and (B) does not intend to use any of the net proceeds received by it from the issuance, sale and delivery of the Securities and any additional shares of Common Stock issuable pursuant to the Forward Sale Agreement (assuming Physical Settlement) to repay any outstanding debt owed to any affiliate of any Underwriter, the Forward Purchaser or the Forward Seller.

(l)                  Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and, to the knowledge of the Company, such data are accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(li)                 Cybersecurity.  With such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (A) there has been no security breach, attack or other compromise of or relating to the Company’s or any of its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data of their respective tenants, employees, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”); and (B) neither the Company nor any of its subsidiaries has been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach, attack or other compromise to their IT Systems and Data.

(b)               Officer’s Certificates. Any certificate signed by any officer of the Company and delivered to the Representatives, the Forward Purchaser and the Forward Seller or to their counsel shall be deemed a representation and warranty by the Company and the Operating Partnership to each Underwriter, the Forward Purchaser and the Forward Seller as to the matters covered thereby.

(c)               Representations and Warranties by the Forward Seller. The Forward Seller represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time and any Date of Delivery, and agrees with each Underwriter as follows:

(i)                     This Agreement has been duly authorized, executed and delivered by the Forward Seller.

(ii)                    The Initial Forward Sale Agreement has been duly authorized, executed and delivered by the Forward Purchaser and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of the Forward Purchaser, enforceable against the Forward Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally or general equitable principles.

(iii)                  Each Additional Forward Sale Agreement, if any, will be duly authorized, executed and delivered by the Forward Purchaser and, assuming due authorization, execution and delivery by the Company, will constitute a legal, valid and binding obligation of the Forward Purchaser, enforceable against the Forward Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally or general equitable principles.

(iv)                   The Forward Seller shall, at the Closing Time and any Date of Delivery, as applicable, have the free and unqualified right to transfer the number of Borrowed Securities that it is required to deliver, to the extent that it is required to transfer such Borrowed Securities hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, encumbrance, equity, restriction on voting or transfer or any other claim of any third party of any kind; and upon delivery of such Borrowed Securities and payment of the purchase price therefor as herein contemplated, assuming each of the Underwriters has no notice of any adverse claim, each of the Underwriters shall have the free and unqualified right to transfer such Borrowed Securities purchased by it from the Forward Seller, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity, encumbrance, equity, restriction on voting or transfer or any other claim of any third party of any kind.

SECTION 2.   Sale and Delivery to Underwriters; Closing.

(a)               Initial Securities.

(i)                  Primary Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule A, the number of Primary Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Primary Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(ii)                    Forward Underwritten Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each of the Forward Seller (with respect to Borrowed Underwritten Securities) and the Company (with respect to Company Top-Up Underwritten Securities) agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Forward Seller (with respect to Borrowed Underwritten Securities) and the Company (with respect to Company Top-Up Underwritten Securities), at the price per share set forth in Schedule A, the number of Forward Underwritten Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Forward Underwritten Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b)               Option Securities.

(i)                  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each of the Forward Seller (with respect to Borrowed Option Securities) and the Company (with respect to Company Option Securities and Company Top-Up Option Securities) hereby grants an option to and agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Forward Seller (with respect to Borrowed Option Securities) and the Company (with respect to Company Option Securities and Company Top-Up Option Securities), upon the exercise of such option by the Underwriters, up to an additional 1,312,500 shares of Common Stock, at the price per share set forth in Schedule A, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.  The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Representatives to the Company and the Forward Seller setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities.  Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time.

(ii)                 Within one business day after such notice is given, the Company may, in its sole discretion, execute and deliver to the Forward Purchaser a letter agreement (each such letter agreement, an “Additional Forward Sale Agreement”) between the Company and the Forward Purchaser relating to the forward sale by the Company, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in such Additional Forward Sale Agreement), of a number of shares of Common Stock equal to the aggregate number of Option Securities as to which the several Underwriters are then exercising the option to be sold by the Forward Seller pursuant to this Agreement, on terms substantially similar to the Initial Forward Sale Agreement, mutatis mutandis, as agreed by the parties. If the Company does not timely execute and deliver such Additional Forward Sale Agreement pursuant to the above or the Forward Purchaser does not timely execute and deliver to the Company such Additional Forward Sale Agreement, such Additional Forward Sale Agreement shall not be deemed to exist for purposes of this Agreement and the Company will sell a number of shares of Common Stock equal to the aggregate number of Option Securities as to which the several Underwriters are then exercising the option. Shares of Common Stock sold by the Company pursuant to this Section 2(b) are herein referred to collectively as “Company Option Securities.”

(iii)                If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Borrowed Option Securities, Company Option Securities or Company Top-Up Option Securities, as applicable, then being purchased which the number of Primary Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Primary Securities, subject, in each case, to such adjustments as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(c)               Payment. Payment of the purchase price for, and delivery of certificates or security entitlements for, the Initial Securities shall be made at the offices of Sidley Austin llp, 787 Seventh Avenue, New York, New York 10019, or at such other place as shall be agreed upon by the Representatives, the Forward Seller and the Company, at 9:00 A.M. (Eastern time) on the second (third, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives, the Forward Seller and the Company (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates or security entitlements for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives, the Forward Seller and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company and the Forward Seller.

Payment shall be made to the Forward Seller or the Company, as applicable, by wire transfer of immediately available funds to a bank account designated by the Forward Seller or the Company, as applicable, against delivery to the Representatives for the respective accounts of the Underwriters of certificates or security entitlements for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. The Representatives, individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d)               Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The Initial Securities and any Option Securities shall be delivered by or on behalf of the Forward Seller or the Company, as applicable, to the Representatives, through the facilities of The Depository Trust Company, for the account of the several Underwriters, or as the parties hereto otherwise agree. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

(e)               Conditions. If with respect to the Borrowed Securities, (i) the Company has not performed all of the obligations required to be performed by it under this Agreement on or prior to the Closing Time or any Date of Delivery, as the case may be, (ii) any of the conditions set forth in Section 5 hereof have not been satisfied on or prior to the Closing Time or any Date of Delivery, as the case may be, or (iii) any of the conditions set forth in the applicable Forward Sale Agreement shall not have been satisfied on or prior to the Closing Time or any Date of Delivery, as the case may be (clauses (i) through (iii), together, the “Conditions”), then the Forward Seller, in its sole discretion, may elect not to borrow and deliver for sale to the Underwriters the Borrowed Securities otherwise deliverable on such date. In addition, in the event the Forward Seller determines that in connection with establishing its commercially reasonable hedge position, in its sole judgment, the Forward Seller (or its affiliate) (x) is unable, after using commercially reasonable efforts, to borrow and deliver for sale the full number of Borrowed Securities to be borrowed and sold pursuant to this Agreement at the Closing Time or on such Date of Delivery or (y) would incur a stock loan cost of more than a rate equal to 200 basis points per annum to do so with respect to all or any portion of such full number of Borrowed Securities, then, in each case and upon notice delivered no later than 9:00 A.M. (Eastern time) at the Closing Time or Date of Delivery, as applicable, the Forward Seller shall only be required to deliver for sale to the Underwriters on the Closing Time or such Date of Delivery, as the case may be, the aggregate number of shares of Common Stock that the Forward Seller or its affiliate is able to borrow in connection with establishing its hedge position at or below such cost.

SECTION 3. Covenants of the Company and the Operating Partnership. The Company and the Operating Partnership, jointly and severally, covenant with each Underwriter, the Forward Purchaser and the Forward Seller as follows:

(a)               Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B, and will notify the Representatives, the Forward Purchaser and the Forward Seller immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)               Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities and any additional shares of Common Stock issuable pursuant to the Forward Sale Agreement as contemplated in this Agreement, the Forward Sale Agreement, the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters, the Forward Purchaser and the Forward Seller or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will (A) promptly give the Representatives, the Forward Purchaser and the Forward Seller notice of such event, (B) furnish the Representatives, the Forward Purchaser and the Forward Seller with copies of any such documents prior to such proposed filing or use, as the case may be, (C) promptly prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives, the Forward Purchaser and the Forward Seller with copies of any such amendment or supplement and (D) promptly file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representatives, the Forward Purchaser and the Forward Seller or their counsel shall reasonably object. The Company will furnish to the Underwriters, the Forward Purchaser and the Forward Seller such number of copies of such amendment or supplement as they may reasonably request. The Company has given the Representatives, the Forward Purchaser and the Forward Seller notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives, the Forward Purchaser and the Forward Seller notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives, the Forward Purchaser and the Forward Seller with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives, the Forward Purchaser and the Forward Seller or their counsel shall reasonably object. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required by the 1933 Act to be delivered in connection with sales of the Securities and following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made at that subsequent time, not misleading, the Company will promptly notify the Representatives, the Forward Purchaser and the Forward Seller and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(c)               Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives, the Forward Purchaser and the Forward Seller and their counsel, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, the Forward Purchaser and the Forward Seller, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters, the Forward Purchaser and the Forward Seller. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters, the Forward Purchaser and the Forward Seller will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)               Delivery of Prospectuses. The Company has delivered to each Underwriter, the Forward Purchaser and the Forward Seller, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, the Forward Purchaser and the Forward Seller, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters, the Forward Purchaser and the Forward Seller will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)               Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f)                Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters, the Forward Purchaser and the Forward Seller the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g)               Use of Proceeds. Each of the Company and the Operating Partnership will use the net proceeds received by it from the issuance, sale and delivery of the Securities and any additional shares of Common Stock issuable pursuant to the Forward Sale Agreement (assuming Physical Settlement) in the manner specified in the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(h)               Listing. The Company will use its best efforts to effect the listing of the Securities and the maximum number of additional shares of Common Stock issuable pursuant to the Forward Sale Agreement on the New York Stock Exchange.

(i)                 Restriction on Sale of Securities. During a period of 30 days from the date of the Prospectus, the Company and the Operating Partnership will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, including without limitation OP Units, or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any shares of Common Stock, OP Units, LTIP Units, dividend equivalent rights or other equity-based awards issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the General Disclosure Package and the Prospectus (including the filing of a registration statement on Form S-8 relating to such existing employee benefit plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus), (D) any additional shares of Common Stock issuable pursuant to the Forward Sale Agreement or (E) any OP Units issued in connection with the acquisition of property or assets, in an amount not to exceed an aggregate of 10% of the OP Units outstanding as of the completion of the purchases contemplated by this Agreement (including any Option Securities), provided that the recipients of the OP Units agree in writing (upon substantially the terms set forth in the Lock Up Agreement attached hereto as Exhibit C) not to sell, offer, dispose of or otherwise transfer any such OP Units during the remainder of the 30-day period without the prior written consent of the Representatives.

(j)                 Reporting Requirements. The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations. Additionally, the Company shall report the use of proceeds from the issuance of the Securities and from the Forward Sale Agreement as may be required under Rule 463 under the 1933 Act.

(k)               Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representatives, the Forward Purchaser and the Forward Seller, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representatives, the Forward Purchaser and the Forward Seller will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule C hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives, the Forward Purchaser and the Forward Seller. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives, the Forward Purchaser and the Forward Seller as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives, the Forward Purchaser and the Forward Seller and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(l)                 Absence of Manipulation. Except as contemplated herein or in the General Disclosure Package and the Prospectus, each of the Company and the Operating Partnership will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities or any additional shares of Common Stock issuable pursuant to the Forward Sale Agreement.

(m)             Qualification and Taxation as a REIT. The Company will use its best efforts to continue to qualify for taxation as a REIT under the Code and will not take any action to revoke or otherwise terminate the Company’s REIT election, unless the Company’s board of directors determines in good faith that it is no longer in the best interests of the Company and its stockholders to be so qualified.

(n)               Sarbanes-Oxley. The Company will comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act that are in effect and applicable to the Company.

(o)               Notification of Material Events. The Company, during the period when the Prospectus is (or but for the exemption in Rule 172 would be) required to be delivered under the 1933 Act or the 1934 Act, shall notify the Representatives, the Forward Purchaser and the Forward Seller of the occurrence of any material events respecting its (including those of the Operating Partnership) activities, affairs or condition, financial or otherwise, if, but only if, as a result of any such event it is necessary, in the opinion of counsel, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is (or but for the exemption in Rule 172 would be) delivered to a purchaser, and the Company will forthwith supply such information as shall be necessary in the opinion of counsel to the Company and the Underwriters, the Forward Purchaser and the Forward Seller for the Company to prepare any necessary amendment or supplement to the Prospectus so that, as so amended or supplemented, the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is (or but for the exemption in Rule 172 would be) delivered to a purchaser, not misleading.

SECTION 4.   Payment of Expenses.

(a)               Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement and the Forward Sale Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, issuance and delivery of the certificates or security entitlements for the Securities and any additional shares of Common Stock issuable pursuant to the Forward Sale Agreement to the Underwriters, the Forward Purchaser and the Forward Seller, including any stock, transfer or other taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities and any additional shares of Common Stock issuable pursuant to the Forward Sale Agreement to the Underwriters, the Forward Purchaser and the Forward Seller, (iii) the fees and disbursements of the Company’s counsel, accountants and other advisors, (iv) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees, (v) the preparation, printing and delivery to the Underwriters, the Forward Purchaser and the Forward Seller of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vi) the fees and expenses of any transfer agent or registrar for the Securities and any additional shares of Common Stock issuable pursuant to the Forward Sale Agreement, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (viii) the fees and expenses incurred in connection with the listing of the Securities and any additional shares of Common Stock issuable pursuant to the Forward Sale Agreement on the New York Stock Exchange, (ix) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the third sentence of Section 1(a)(iii) and (x) the filing fees incident to the review by FINRA of the terms of the sale of the Securities and any additional shares of Common Stock issuable pursuant to the Forward Sale Agreement.

(b)               Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) or (iii) hereof, the Company shall reimburse the Underwriters, the Forward Purchaser and the Forward Seller for all of their out-of-pocket expenses, including the reasonable fees and disbursements of their counsel.

SECTION 5.   Conditions of Underwriters’ and the Forward Seller’s Obligations. The obligations of the several Underwriters and the Forward Seller hereunder are subject to the accuracy of the representations and warranties of the Company and the Operating Partnership contained herein or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company and the Operating Partnership of their respective covenants and other obligations hereunder, and to the following further conditions:

(a)               Effectiveness of Registration Statement; Payment of Filing Fee. The Registration Statement has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information. The Company shall have paid the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) under the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of the Prospectus).

(b)               Opinion of Counsel for Company and the Operating Partnership. At the Closing Time, the Representatives, the Forward Purchaser and the Forward Seller shall have received the favorable opinion and negative assurance statement, dated as of the Closing Time, of DLA Piper LLP (US), counsel for the Company and the Operating Partnership, in form and substance reasonably satisfactory to counsel for the Underwriters, the Forward Purchaser and the Forward Seller, together with signed or reproduced copies of such letters for each of the other Underwriters, substantially in the form attached as Exhibit A hereto.

(c)               Opinion of Tax Counsel for Company and the Operating Partnership. At the Closing Time, the Representatives, the Forward Purchaser and the Forward Seller shall have received the favorable opinion, dated as of the Closing Time, of Hunton Andrews Kurth LLP, tax counsel for the Company and the Operating Partnership, in form and substance reasonably satisfactory to counsel for the Underwriters, the Forward Purchaser and the Forward Seller, together with signed or reproduced copies of such letter for each of the other Underwriters, substantially in the form attached as Exhibit B hereto.

(d)               Opinion of Counsel for Underwriters, the Forward Purchaser and the Forward Seller. At the Closing Time, the Representatives, the Forward Purchaser and the Forward Seller shall have received the favorable opinion and negative assurance statement, dated as of the Closing Time, of Sidley Austin LLP, counsel for the Underwriters, the Forward Purchaser and the Forward Seller, together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to such matters as the Underwriters, the Forward Purchaser and the Forward Seller may reasonably request.

(e)               Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, the Operating Partnership and their subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives, the Forward Purchaser and the Forward Seller shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company and the Operating Partnership in Section 1(a) of this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company and the Operating Partnership have each complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(f)                Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Underwriters and the Forward Seller shall have received from PricewaterhouseCoopers LLP a letter, dated such date, in form and substance satisfactory to the Underwriters and the Forward Seller, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(g)               Bring-down Comfort Letter. At the Closing Time, the Underwriters and the Forward Seller shall have received from PricewaterhouseCoopers LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(h)               Chief Financial Officer’s Certificate. At the time of execution of this Agreement, the Representatives, the Forward Purchaser and the Forward Seller shall have received a certificate of the Chief Financial Officer of the Company, dated as of such date, in a form reasonably satisfactory to the Representatives, the Forward Purchaser and the Forward Seller, together with signed or reproduced copies of such certificate for each of the other Underwriters. At the Closing Time, the Representatives, the Forward Purchaser and the Forward Seller shall have received from the Chief Financial Officer a certificate, dated as of the Closing Time, of the Chief Financial Officer of the Company confirming that the certificate delivered by the Company at the time of execution of this Agreement pursuant to the prior sentence of this Section 5(h) hereof remains true and correct as of the Closing Time.

(i)                 General Counsel’s Certificate. At the Closing Time, the Representatives, the Forward Purchaser and the Forward Seller shall have received a certificate of the General Counsel of the Company, dated as of such date, in a form reasonably satisfactory to the Representatives, the Forward Purchaser and the Forward Seller, together with signed or reproduced copies of such certificate for each of the other Underwriters.

(j)                 Approval of Listing. At the Closing Time, the Securities and the maximum number of additional shares of Common Stock issuable pursuant to the Forward Sale Agreement shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

(k)               No Objection. FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities or the Underwriters’ participation in the same.

(l)                 No Amendments or Supplements. No amendment or supplement to the Registration Statement, the Prospectus, any preliminary prospectus or any Issuer Free Writing Prospectus shall be filed to which the Underwriters, the Forward Purchaser or the Forward Seller shall have reasonably objected in writing.

(m)               Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit C hereto signed by the persons listed on Schedule D hereto (by power of attorney or otherwise).

(n)               Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Operating Partnership contained herein and the statements in any certificates furnished by the Company and any of its subsidiaries hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives, the Forward Purchaser and the Forward Seller shall have received:

(i)                  Officers’ Certificate. A certificate, dated such Date of Delivery, of the Chief Executive Officer and the Chief Financial Officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

(ii)                Opinion of Counsel for Company and the Operating Partnership. The favorable opinion and negative assurance statement of DLA Piper LLP (US), counsel for the Company and the Operating Partnership, in form and substance reasonably satisfactory to counsel for the Underwriters, the Forward Purchaser and the Forward Seller, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iii)                Opinion of Tax Counsel for Company and the Operating Partnership. The favorable opinion of Hunton Andrews Kurth LLP, tax counsel for the Company and the Operating Partnership, in form and substance reasonably satisfactory to counsel for the Underwriters, the Forward Purchaser and the Forward Seller, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(iv)               Opinion of Counsel for Underwriters, the Forward Purchaser and the Forward Seller. The favorable opinion and negative assurance statement of Sidley Austin LLP, counsel for the Underwriters, the Forward Purchaser and the Forward Seller, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

(v)                Bring-down Comfort Letter. A letter from PricewaterhouseCoopers LLP, in form and substance satisfactory to the Underwriters and the Forward Seller and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Underwriters and the Forward Seller pursuant to Section 5(f) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(vi)               Chief Financial Officer’s Certificate. A certificate of the Chief Financial Officer of the Company, dated such Date of Delivery, substantially in the same form and substance as the certificate furnished to the Representatives, the Forward Purchaser and the Forward Seller pursuant to Section 5(h) hereof.

(vii)              General Counsel’s Certificate. A certificate of the General Counsel of the Company, dated such Date of Delivery, substantially in the same form and substance as the certificate furnished to the Representatives, the Forward Purchaser and the Forward Seller pursuant to Section 5(i) hereof.

(o)               Additional Documents. At the Closing Time and at each Date of Delivery (if any) counsel for the Underwriters, the Forward Purchaser and the Forward Seller shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives, the Forward Purchaser and the Forward Seller and their counsel.

(p)               Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Forward Seller and the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 12, 13, 14, 15, 16, 17, 18, 19 and 20 shall survive any such termination and remain in full force and effect.

SECTION 6.   Indemnification.

(a)               Indemnification of Underwriters, the Forward Purchaser and the Forward Seller. The Company and the Operating Partnership agree, jointly and severally, to indemnify and hold harmless each Underwriter, the Forward Purchaser and the Forward Seller, their respective affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), selling agents and each person, if any, who controls any Underwriter, the Forward Purchaser or the Forward Seller within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)                  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus, or investor presentation made to investors by the Company in connection with the marketing of the offering of the Securities (whether in person or electronically), any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)                 against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(iii)                against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives, the Forward Purchaser and the Forward Seller, reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b)               Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c)               Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, the Forward Purchaser and the Forward Seller, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless (i) such settlement, compromise or consent (A) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party and (ii) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.

(d)               Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7.   Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (a) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and the Underwriters, the Forward Purchaser and the Forward Seller, on the other hand, from the offering of the Securities pursuant to this Agreement or (b) if the allocation provided by clause (a) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Company and the Operating Partnership, on the one hand, and of the Underwriters, the Forward Purchaser and the Forward Seller, on the other hand, in connection with the statements or omissions, that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Operating Partnership, on the one hand, and the Underwriters, the Forward Purchaser and the Forward Seller, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as (a) in the case of the Company and the Operating Partnership, the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company (such net proceeds shall include the proceeds to be received by the Company pursuant to the applicable Forward Sale Agreement, assuming Physical Settlement) and the Operating Partnership, (b) in the case of the Underwriters, the total underwriting discounts and commissions received by the Underwriters, and (c) in the case of the Forward Purchaser and the Forward Seller, the aggregate Spread (as defined in the applicable Forward Sale Agreement) retained by the Forward Purchaser under such Forward Sale Agreement, net of any costs associated therewith, as reasonably determined by the Forward Purchaser and the Forward Seller.

The relative fault of the Company and the Operating Partnership, on the one hand, and the Underwriters, the Forward Purchaser and the Forward Seller, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Operating Partnership or by the Underwriters, the Forward Purchaser and the Forward Seller and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Operating Partnership, the Underwriters, the Forward Purchaser and the Forward Seller agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter, the Forward Purchaser or the Forward Seller within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s, the Forward Purchaser’s and the Forward Seller’s respective Affiliates and selling agents shall have the same rights to contribution as such Underwriter, the Forward Purchaser or the Forward Seller, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or the Operating Partnership, subject in each case to the preceding two paragraphs. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Primary Securities set forth opposite their respective names in Schedule A hereto and not joint.

The provisions of this Section shall not affect any agreement among the Company and the Operating Partnership with respect to contribution.

SECTION 8.   Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, the Operating Partnership or any of subsidiary of the Company submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter, the Forward Purchaser, the Forward Seller or any of their respective Affiliates or selling agents, any person controlling such party, its officers or directors, any person controlling the Company or any person controlling the Operating Partnership and (ii) delivery of and payment for the Securities.

SECTION 9.   Termination of Agreement.

(a)               Termination. The Representatives, the Forward Purchaser and the Forward Seller may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the properties, earnings, business affairs or business prospects of the Company, the Operating Partnership and the subsidiaries of the Company, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, (iv) if trading generally on the NYSE American or the New York Stock Exchange or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (vi) if a banking moratorium has been declared by either federal or New York authorities.

(b)               Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 12, 13, 14, 15, 16, 17, 18, 19 and 20 shall survive such termination and remain in full force and effect.

SECTION 10.  Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i)                  if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii)                 if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Forward Seller and the Company to sell, the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Forward Seller and the Company to sell the relevant Option Securities, as the case may be, either the (i) Representatives or (ii) the Forward Seller or the Company, as applicable, shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Additional Issuance and Sale by the Company.

(a)               In the event that (i) all the Conditions are not satisfied on or prior to the Closing Time (in respect of the Borrowed Underwritten Securities) or any Date of Delivery (in respect of any Borrowed Option Securities for which an Additional Forward Sale Agreement has been executed) and the Forward Seller elects, in accordance with Section 2(e) not to deliver the total number of Borrowed Securities deliverable by the Forward Seller hereunder, (ii) the Forward Seller determines that, in connection with establishing its commercially reasonable hedge position, in its sole judgment, the Forward Seller (or its affiliate) (x) is unable, after using commercially reasonable efforts, to borrow and deliver for sale the full number of Borrowed Securities to be borrowed and sold pursuant to this Agreement at the Closing Time or on such Date of Delivery or (y) would incur a stock loan cost of more than a rate equal to 200 basis points per annum to do so with respect to all or any portion of such full number of Borrowed Securities, then, in each case and upon notice delivered no later than 9:00 A.M., Eastern time, at the Closing Time or Date of Delivery, as applicable, the Company shall issue and sell to the Underwriters on the Closing Time or Date of Delivery, as the case may be, pursuant to Section 2, in whole but not in part, an aggregate number of shares of Common Stock equal to the number of Borrowed Securities otherwise deliverable on such date that the Forward Seller does not so deliver and sell to the Underwriters. In connection with any such issuance and sale by the Company, the Company or the Representatives shall have the right to postpone the Closing Time or Date of Delivery, as the case may be, for a period not exceeding one business day in order to effect any required changes in any documents or arrangements. The shares of Common Stock sold by the Company to the Underwriters pursuant to this Section 11(a): (i) in lieu of any Borrowed Underwritten Securities are herein referred to collectively as the “Company Top-Up Underwritten Securities” and (ii) in lieu of any Borrowed Option Securities for which an Additional Forward Sale Agreement has been executed are herein referred to collectively as the “Company Top-Up Option Securities.”

(b)               Neither the Forward Purchaser nor the Forward Seller shall have any liability whatsoever for any Borrowed Securities that the Forward Seller does not deliver and sell to the Underwriters or any other party if (i) all of the Conditions are not satisfied on or prior to the Closing Time or the Date of Delivery, as applicable, and (ii) the Forward Seller elects, in accordance with Section 2(e), not to deliver and sell to the Underwriters the Borrowed Shares to be sold by it.

SECTION 12.  Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.

(a)               Notices to the Underwriters shall be directed to the Representatives at BofA Securities, Inc., One Bryant Park, New York, New York 10036, attention: Syndicate Department (Facsimile: (646) 855-3073), with a copy to ECM Legal (Facsimile: (212) 230-8730) and Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, Attention: Equity Syndicate Department (Facsimile: (212) 214-5918;

(b)               Notices to the Forward Seller shall be directed to it at BofA Securities, Inc., One Bryant Park, New York, New York 10036, attention: Syndicate Department (Facsimile: (646) 855-3073), with a copy to ECM Legal (Facsimile: (212) 230-8730);

(c)               Notices to the Forward Purchaser shall be directed to it at Bank of America, N.A., c/o BofA Securities, Inc., One Bryant Park, New York, New York 10036, attention: Rohan Handa; and

(d)               Notices to the Company and the Operating Partnership shall be directed to them at STAG Industrial, Inc., One Federal Street, 23rd Floor, Boston, Massachusetts 02110, Attention: Chief Financial Officer (facsimile (617) 574-0052), with a copy to DLA Piper LLP (US), 1251 Avenue of the Americas, New York, New York 10020, attention of Kerry E. Johnson (facsimile (312) 251-2868).

SECTION 13.  No Advisory or Fiduciary Relationship. The Company and its subsidiaries acknowledge and agree that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and its subsidiaries, on the one hand, and the several Underwriters, the Forward Purchaser and the Forward Seller, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each of the Underwriters, the Forward Purchaser and the Forward Seller is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries, or their respective stockholders, equity interest holders, creditors, employees or any other party, (c) none of the Underwriters, the Forward Purchaser or the Forward Seller has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or its subsidiaries with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter, the Forward Purchaser or the Forward Seller has advised or is currently advising the Company or any of its subsidiaries on other matters) and none of the Underwriters, the Forward Purchaser or the Forward Seller has any obligation to the Company or any of its subsidiaries with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters, the Forward Purchaser, the Forward Seller and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company and its subsidiaries, and (e) none of the Underwriters, the Forward Purchaser, the Forward Seller or their legal counsel has provided any legal, accounting, regulatory or tax advice to the Company or its subsidiaries with respect to the offering of the Securities and the Company and its subsidiaries have consulted their own respective legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

SECTION 14.  Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Forward Purchaser, the Forward Seller, the Company and the Operating Partnership and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Forward Purchaser, the Forward Seller, the Company and the Operating Partnership and their respective successors and the controlling persons and officers, directors, Affiliates or selling agents referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Forward Purchaser, the Forward Seller, the Company and the Operating Partnership and their respective successors, and said controlling persons and officers, directors, Affiliates or selling agents and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15.  Recognition of the U.S. Special Resolution Regimes.

(a)               In the event that any Underwriter, the Forward Purchaser or the Forward Seller that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter, the Forward Purchaser or the Forward Seller of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)               In the event that any Underwriter, the Forward Purchaser or the Forward Seller that is a Covered Entity or a BHC Act Affiliate of such Underwriter, Forward Purchaser or Forward Seller becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter, Forward Purchaser or Forward Seller are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 15, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 16. Trial by Jury. Each of the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), the Operating Partnership, the Underwriters, the Forward Purchaser and the Forward Seller hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 17.  GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 18.  Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 19.  TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 20.  Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 21.  Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 22.  Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the parties hereto in accordance with its terms.

Very truly yours,

STAG INDUSTRIAL, INC.

By:	/s/ Jeffrey Sullivan
	Name:	Jeffrey Sullivan
	Title:	Executive Vice President

STAG INDUSTRIAL OPERATING PARTNERSHIP, L.P.

By:	STAG Industrial GP, LLC
as the sole general partner

By:	STAG Industrial, Inc.
as the sole member

By:	/s/ Jeffrey Sullivan
	Name:	Jeffrey Sullivan
	Title:	Executive Vice President

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

BOFA SECURITIES, INC.

By:	/s/ Timothy J. Olsen
Authorized Signatory
	Name:	Timothy J. Olsen
	Title:	Managing Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Chris Flouhouse
Authorized Signatory
	Name:	Chris Flouhouse
	Title:	Managing Director

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

BOFA SECURITIES, INC.

By:	/s/ Timothy J. Olsen
Authorized Signatory
	Name:	Timothy J. Olsen
	Title:	Managing Director

As Forward Seller

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

BANK OF AMERICA, N.A.

By:	/s/ Timothy J. Olsen
Authorized Signatory
	Name:	Timothy J. Olsen
	Title:	Managing Director

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to Underwriting Agreement]

SCHEDULE A

The initial public offering price per share for the Securities shall be the price paid by each initial purchaser of the Securities.

The purchase price per share for the Securities to be paid by the several Underwriters shall be $30.9022 subject to adjustment in accordance with Section 2(b) for dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Name of Underwriter	Number of Primary Securities to be Purchased
BofA Securities, Inc.	2,800,000
Wells Fargo Securities, LLC	2,800,000
Total	5,600,000

Name of Underwriter	Number of Forward Underwritten Securities to be Purchased
BofA Securities, Inc.	1,575,000
Wells Fargo Securities, LLC	1,575,000
Total	3,150,000

Name of Forward Seller	Number of Borrowed Underwritten Securities to be Sold	Maximum Number of Borrowed Securities to be Sold
BofA Securities, Inc.	3,150,000	4,462,500
Total	3,150,000	4,462,500

Sch A-1

Schedule B

Pricing Terms

1.	Number of Primary Securities the Underwriters have agreed to purchase, severally and not jointly: 5,600,000

2.	Number of Forward Underwritten Securities the Underwriters have agreed to purchase, severally and not jointly: 3,150,000

3.	Maximum number of Option Securities the Underwriters may purchase, severally and not jointly: 1,312,500

4.	The initial public offering price per share for the Securities shall be the price paid by each initial purchaser of the Securities.

Sch B-1

Schedule C

Free Writing Prospectuses

None

Sch C-1

Schedule D

Benjamin S. Butcher

Jit Kee Chin

Virgis W. Colbert

Michelle S. Dilley

Jeffrey D. Furber

Larry T. Guillemette

Francis X. Jacoby III

Christopher P. Marr

Hans S. Weger

William R. Crooker

Stephen C. Mecke

Jeffrey M. Sullivan

David G. King

Ex D-1